EXHIBIT 77Q3 TO FORM N-SAR
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 86A1 correctly, the correct answer is as below.

Registrant Name: GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC
File Number: 811-21259
Registrant CIK Number: 0001207528

March 31, 2011

ITEM NUMBER: 86A1
$1,615,000